Michael  Johnson  &  Co.,  LLC
9175  East  Kenyon  Avenue,  Suite  100
Denver,  Colorado  80237
(303)  796-0099

May  3,  2004

U.S.  Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  DC  20549

CONSENT  OF  INDEPENDENT  AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Force Protection, Inc. (formerly known as Sonic Jet Performance, Inc.) of our report dated March 2, 2004 included in Force Protection, Inc. Annual Report on Form 10-KSB for the years ended December 31, 2003 and 2002, and to all references to our firm included in this Annual Report.

Sincerely,
/s/  Michael  Johnson  &  Co.,  LLC
Denver,  Colorado